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                          DISTRIBUTION AGREEMENT

  AGREEMENT made as of this 1st of August, 1998 between NUVEEN INVESTMENT TRUST II, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and JOHN NUVEEN & CO. INCORPORATED, a Delaware corporation (the "Underwriter").

                                WITNESSETH

  In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

    1. The Fund hereby appoints the Underwriter its agent for the distribution of shares of beneficial interest, par value $.01 per share, including such series or classes of shares as may now or hereinafter be authorized, (the "Shares") in jurisdictions wherein Shares may legally be offered for sale; provided, however, that the Fund, in its absolute discretion, may: (a) issue or sell Shares directly to holders of Shares of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; and (b) issue or sell Shares at net asset value in connection with merger or consolidation with, or acquisition of the assets of, other investment companies or similar companies.

    2. The Underwriter hereby accepts appointment as agent for the distribution of the Shares and agrees that it will use its best efforts to sell such part of the authorized Shares remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable Federal and State laws and regulations and to the Declaration of Trust of the Fund.

    3. The Fund agrees that it will use its best efforts to keep effectively registered under the Securities Act for sale, as herein contemplated, such Shares as the Underwriter shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered.

    4. Notwithstanding any other provision hereof, the Fund may terminate, suspend, or withdraw the offering of the Shares, or Shares of any series or class, whenever, in its sole discretion, it deems such action to be desirable.

    5. The Underwriter shall sell Shares to, or through, brokers, dealers, banks or other qualified financial intermediaries (hereinafter referred to as "dealers"), or others, in such manner not inconsistent with the provisions hereof and the then effective Registration Statement of the Fund under the Securities Act (and related Prospectus and Statement of Additional Information) as the Underwriter may determine from time to time, provided that no dealer, or other person, shall be appointed nor authorized to act as agent of the Fund without the prior consent of the Fund. The Underwriter shall have the right to enter into agreements with brokers, dealers and banks (referred to herein as "dealers") of its choice for the sale of Shares and fix therein the portion of the sales charge which may be allocated to such dealers; provided that the Fund shall approve the form of such agreements and shall evidence such approval by filing said form and any amendments thereto as attachments to this Agreement, which shall be filed as an exhibit to the Fund's currently effective registration statement under the Securities Act. Shares sold to dealers shall be for resale by such dealers only at the public offering price(s) set forth in the Fund's then current Prospectus. The current forms of such agreements are attached hereto as Exhibits 1, 2 and 3.

    6. Shares offered for sale, or sold by the Underwriter, shall be so offered or sold at a price per Share determined in accordance with the then current Prospectus relating to the sale of Shares except as departure


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  from such prices shall be permitted the rules and regulations of the
  Securities and Exchange Commission. Any public offering price shall be the net asset value per Share plus a sales charge of not more than 5.75% of such public offering price. Shares may be sold at net asset value without a sales charge to such class or classes of investors or in such class or classes of transactions as may be permitted under applicable rules of the Securities and Exchange Commission and as described in the then current Prospectus of the Fund. The net asset value per Share of each series or class shall be calculated in accordance with the Declaration of Trust of the Fund and shall be determined in the manner, and at the time, set forth in the then current Prospectus of the Fund relating to such Shares.

    7. The price the Fund shall receive for all Shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such Shares. The excess, if any, of the sales price over the net asset value of Shares sold by the Underwriter as agent shall be retained by the Underwriter as a commission for its services hereunder. Out of such commission, the Underwriter may allow commissions or concessions or concessions to dealers in such amounts as the Underwriter shall determine from time to time. Except as may be otherwise determined by the Underwriter and the Fund from time to time, such commissions or concessions shall be uniform to all dealers.

    8. The Underwriter shall issue and deliver, or cause to be issued and delivered, on behalf of the Fund such confirmations of sales made by it as agent, pursuant to this Agreement, as may be required. At, or prior to, the time of issuance of Shares, the Underwriter will pay, or cause to be paid, to the Fund the amount due the Fund for the sale of such Shares. Certificates shall be issued, or Shares registered on the transfer books of the Fund, in such names and denominations as the Underwriter may specify.

    9. The Fund will execute any and all documents, and furnish any and all information, which may be reasonably necessary in connection with the qualification of the Shares for sale (including the qualification of the Fund as a dealer, where necessary or advisable) in such states as the Underwriter may reasonably request (if being understood that the Fund shall not be required, without its consent, to comply with any requirement which, in its opinion, is unduly burdensome).

    10. The Fund will furnish to the Underwriter, from time to time, such information with respect to the Fund and the Shares as the Underwriter may reasonably request for use in connection with the sale of Shares. The Underwriter agrees that it will not use or distribute, nor will it authorize dealers or others to use, distribute or disseminate, in connection with the sale of such Shares, any statements other than those contained in the Fund's current Prospectus and Statement of Additional Information, except such supplemental literature or advertising as shall be lawful under Federal and State securities laws and regulations, and that it will furnish the Fund with copies of all such material.

    11. The Underwriter shall order Shares from the Fund only to the extent that it shall have received purchase orders therefor. The Underwriter will not make, nor authorize any dealers or others, to make: (a) any short sale of Shares; or (b) any sale of Shares to any officer or trustee of the Fund, nor to any officer or trustee of the Underwriter, or of any corporation or association furnishing investment advisory, managerial, or supervisory services to the Fund, nor to any such corporation or association, unless such sales are made in accordance with the then current Prospectus relating to the sale of such Shares.

    12. In selling Shares for the account of the Fund, the Underwriter will in all respects conform to the requirements of all Federal and State laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. relating to such sales, and will indemnify and save harmless the Fund from any damage or expense on account of any wrongful act by the Underwriter or any employee, representative, or agent of the Underwriter. The Underwriter will observe and be bound by all the provisions of the Declaration of Trust of the Fund (and of any fundamental policies adopted by the Fund pursuant to the

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  Investment Company Act of 1940, notice of which shall have been given by the Fund to the Underwriter) which at the time in any way require, limit, restrict, prohibit or otherwise regulate any action on the part of the Underwriter.

    13. The Underwriter will require each dealer to conform to the provisions hereof and of the Registration Statement (and related Prospectus) at the time in effect under the Securities Act with respect to the public offering price of the Shares, and neither the Underwriter nor any such dealer shall withhold the placing of purchase orders so as to make a profit thereby.

    14. The Fund will pay, or cause to be paid, expenses (including the fees and disbursements of its own counsel) of any registration of Shares under the Securities Act, expenses of qualifying or continuing the qualification of the Shares for sale and, in connection therewith, of qualifying or continuing the qualification of the Fund as a dealer or broker under the laws of such states as may be designated by the Underwriter under the conditions herein specified, and expenses incident to the issuance of the Shares such as the cost of Share certificates, issue taxes, and fees of the transfer and shareholder service agent. The Underwriter will pay, or cause to be paid, all expenses (other than expenses which any dealer may bear pursuant to any agreement with the Underwriter) incident to the sale and distribution of the Shares issued or sold hereunder, including, without limiting the generality of the foregoing, all: (a) expenses of printing and distributing any Prospectus and Statement of Additional Information and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with such offering of the Shares for sale (except that such expenses need not include expenses incurred by the Fund in connection with the preparation, printing and distribution of any report or other communication to holders of Shares in their capacity as such), and (b) expenses of advertising in connection with such offering. No transfer taxes, if any, which may be payable in connection with the issue or delivery of Shares sold as herein contemplated, or of the certificates for such Shares, shall be borne by the Fund, and the Underwriter will indemnify and hold harmless the Fund against liability for all such transfer taxes.

    15. This agreement shall continue in effect until August 1, 1999, unless and until terminated by either party as hereinafter provided, and will continue from year to year thereafter, but only so long as such continuance is specifically approved, at least annually, in the manner required by the Investment Company Act of 1940. Either party hereto may terminate this agreement on any date by giving the other party at least six months' prior written notice of such termination, specifying the date fixed therefor. Without prejudice to any other remedies of the Fund in any such event, the Fund may terminate this agreement at any time immediately upon any failure of fulfillment of any of the obligations of the Underwriter hereunder.

    Without prejudice to any other remedies of the Fund in any such event, the Fund may terminate this Agreement at any time immediately upon any failure of fulfillment of any of the obligations of the Underwriter hereunder.

    16. This agreement shall automatically terminate in the event of its assignment.

    17. Any notice under this agreement shall be in writing, addressed, and delivered or mailed, postage pre-paid, to the other party at such address as such other party may designate for the receipt of such notice.

    18. The Declaration of Trust of the Fund on file with the Secretary of State of the Commonwealth of Massachusetts was executed on behalf of the Fund by the initial trustees of the Fund and not individually, and any obligation of the Fund shall be binding only upon the assets of the Fund (or applicable series thereof) and shall not be binding upon any trustee, officer or shareholder of the Fund. Neither the authorization of any action by the trustees or shareholders of the Fund nor the execution of this agreement on behalf of the Fund shall impose any liability upon any Trustee, officer or shareholder of the Fund.

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  IN WITNESS WHEREOF, the Fund and the Underwriter have each caused this agreement to be executed on its behalf as of the day and year first above written.

                                           Nuveen Investment Trust II


                                            By  /s/ Gifford R. Zimmerman
                                              -----------------------------
                                                  Gifford R. Zimmerman
                                                     Vice President
Attest:

      /s/ Karen L. Healy
----------------------------------
          Karen L. Healy
        Assistant Secretary

                                           John Nuveen & Co. Incorporated


                                           By  /s/ Alan G. Berkshire
                                             -----------------------------
                                                   Alan G. Berkshire
                                                     Vice President

Attest:

       /s/ Larry Martin
----------------------------------
           Larry Martin
        Assistant Secretary


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